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                                                                 Exhibit 10.23

                          SPLASH TECHNOLOGY HOLDINGS, INC.
                                 AND RADIUS, INC.
                            SOFTWARE PURCHASE AGREEMENT

     This Software Purchase Agreement ("Agreement") is entered into by and between Splash Technology Holdings, Inc., a Delaware corporation, with principal offices at 555 Del Rey Avenue, Sunnyvale, California 94086 ("Splash"), and Radius, Inc., a California corporation, with principal offices at 460 East Middlefield Road, Mountain View, California 94043-4032 ("Radius"). This Agreement is effective as of November __, 1998 (the "Effective Date").

     WHEREAS, Radius has developed certain Software products entitled "Separation Lab" and "Profile Lab"; and

     WHEREAS, Radius desires to transfer, assign and sell to Splash certain rights to "Separation Lab" and "Profile Lab," and Splash desires to obtain such rights, pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree to the following terms and conditions.

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          1.1 "BLUE PURPLE FUNCTIONALITY AND THE GCR" means the specific method under U.S. Patent Application 08/788,934 for correcting errors in perceived hue when using the LAB color space for gamut mapping and the specific proprietary method to add black (k) instead of cyan (c), magenta (m) and yellow (y) (as opposed to the standard industry definition of GCR).

          1.2 "CODE" means computer programming code. "Object Code" means the binary machine-executable form of Code, including object files, libraries, executable program, scripts and HTML pages. "SOURCE CODE" means the human-readable form of Code.

          1.3 "DERIVATIVE WORK(S)" has the meaning set forth in the United States Copyright Act of 1976 as amended, as interpreted in relevant case law.

          1.4 "INTELLECTUAL PROPERTY" means: (i) all patents and applications therefor and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) all inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor in any country, and all other rights corresponding thereto throughout the world (iv) all designs and any registrations and applications therefor; (v) all software and any proprietary rights in such software; (vi) all rights to income, royalties (with the exception of income and/or royalties due and/or payable from Korea Data Services (America), Inc. and its guarantors or their successors in interest, collectively "KDS"), damages (excluding damages related to the foregoing parenthetical expression) and any other payments now and hereafter due and/or payable with respect to any of the

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foregoing (except as noted and except for payments received in the ordinary course from Radius distributors and customers in connection with the purchase, sale and license of Radius products incorporating elements of the Software, including, without limitation, damages and payments for past or future infringement or misappropriation thereof; and (vii) all rights to sue for past, present and future infringements or misappropriation of any of the foregoing.

          1.5 "LITE VERSION" means the Software product entitled Separation Lab which has been modified by Radius pursuant to this Agreement to eliminate the Blue to Purple Functionality and GCR.

          1.6 "PROFILE DATA SETS" means any and all of the profile data sets, including core measurements of multi-dimensional colour patches from printed output, in file format as listed in EXHIBIT A.

          1.7 "PROFILE LAB" means the Software entitled Profile Lab including any or all of that portion of the Code listed in EXHIBIT A.

          1.8 "SOFTWARE" means Separation Lab, Profile Lab, Profile Data Sets and Scripts collectively and all documentation relating to such Software and all versions and components of such Software and all other Software from which such Software was derived.

          1.9 "SCRIPTS" means any coded instructions to automate a process, namely the reading of patch data using greytag SpectraLino as listed in EXHIBIT A.

          1.10 "SEPARATION LAB" means the Software product entitled Separation Lab including any or all of the Code listed in EXHIBIT A, INCLUDING THE "LITE VERSION".

     2.   ASSIGNMENT.

          2.1 ASSIGNMENT. Radius hereby sells, transfers, grants and assigns to Splash, and Splash hereby accepts, all of the Software and all of Radius' Intellectual Property rights and licenses therein throughout the world in and to the Software. At any time or from time to time on and after the Effective Date, at the request of Splash, Radius shall execute and deliver or cause to be executed and delivered, all such assignments, documents or further instruments of transfer as Splash may reasonably deem necessary in order for Splash to obtain the full benefits of the assignment, sale, grant and transfer set forth in this Section 2.1 including, but not limited to, registration and assignment of the U.S. copyright as soon as permitted by law. Nothing in this Agreement restricts Splash from re-registering the U.S. copyright for the Software.

          2.2 Radius irrevocably constitutes and appoints Splash with full power of substitution, to be its true and lawful attorney, and in its name, place or stead, to execute, acknowledge, swear to and file, all instruments, conveyances, certificates, agreements and other documents, and to take any action which shall be necessary, appropriate or desirable to effectuate the transfer of the Software and Intellectual Property to Splash in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that such power shall be exercised by Splash only in the event that Radius fails to take the necessary actions required to affect or record the transfer of the Software at


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Splash's request.  This power of attorney shall be deemed to be coupled with an interest and shall be irrevocable for the term of this Agreement

     3.   TECHNOLOGY TRANSFER.

          3.1 DELIVERABLES. On or before the Effective Date, Radius shall provide Splash with all copies of the Software (other than the Lite Version) and Intellectual Property, including Source Code and Object Code and data files, notebooks, flowcharts, prototypes, all such deliverables will be made electronically in a manner mutually acceptable to Splash and Radius. Within ten(10) days of the Effective Date, Radius shall deliver the Lite Version to Splash. In addition, within ten (10) days from the Effective Date, Radius shall deliver all units or copies of Separation Lab in Radius's inventory or at distributors, which shall be no less than one hundred (100) units, as referred to in Section 8.1.6., to Splash's facilities. Within ten days after the Effective Date, Radius may elect to deliver the Lite Version.

          3.2 ACCEPTANCE. Within ten (10) days of the receipt of the Lite Version, Splash shall test the Lite Version to ascertain if the Blue to Purple Functionality and GCR have been removed from the Software. If Splash determines the Blue to Purple Functionality and GCR have not been removed, Splash shall promptly notify Radius and at Splash's sole option, Radius shall, within ten
(10) days of the such notification, make any further changes to the Lite
Version will be made as necessary to eliminate the Blue to Purple Functionality and GCR.

     4.   PERSONNEL.

          4.1 EMPLOYMENT. As a condition to Splash's obligations to close under this Agreement, Radius shall cause Andrew Bryant, currently an employee of Radius, to accept employment with Splash simultaneously with the execution of this Agreement.

          4.2 NON-SOLICITATION. For a period of twelve (12) months after the Effective Date, Radius shall not solicit the employment of or offer employment to Splash's employee, Andrew Bryant.

     5.   FEES AND TAXES.

          5.1 FEES. In consideration of the sale, transfer and assignments granted to Splash herein with respect to the Software and Intellectual Property, Splash shall: (a) pay two hundred and seventy-five thousand dollars ($275,000) in cash on the Effective Date; and (b) direct the Escrow Agent to pay one million dollars ($1,000,000) on the Effective Date to Radius which shall be paid from the escrow account in existence pursuant to an Escrow Agreement between the parties dated January 30, 1996 (the "Escrow Agreement").

          5.2 TAXES. All payments are in U.S. Dollars and are exclusive of any applicable taxes. Radius shall be responsible for and shall pay sales or use taxes whenever and however levied with respect to this Agreement or shall provide Splash with an appropriate exemption certificate. Radius shall be responsible for and shall pay all other taxes, assessments, permits and fees, however designated, which are levied upon this Agreement whenever and however levied except taxes based


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upon Splash's net income.  Each party shall cooperate with the other in minimizing any applicable tax to the extent permitted by law.

     6.   PROPRIETARY RIGHTS.

          6.1 SPLASH PROPRIETARY RIGHTS. Title to and ownership of all copies of Software, whether in machine-readable or printed form, and all Intellectual Property Rights therein, and all Derivative Works thereof created by or on behalf of Splash and all Intellectual Property Rights therein, are and shall remain the exclusive property of Splash. Radius shall not take any action to jeopardize, limit or interfere in any manner with Splash's ownership of and rights with respect to the Software.

          6.2 DERIVATIVE WORKS. Title to and ownership of all Derivative Works created by Radius, and all Intellectual Property Rights therein, shall be the exclusive property of Splash and Radius shall execute and deliver or cause to be executed and delivered, all such assignments, documents or further instruments of transfer as Splash may reasonably deem necessary in order for Splash to obtain the full benefits of the ownership of the Derivative works as set forth in this Section 6.2.

          6.3 PRE-EXISTING RIGHTS. Notwithstanding the foregoing, (i) the rights of third parties to continue to use Radius products that were purchased prior to the Effective Date and that incorporate the elements of the technology embodied by the Software and Intellectual Property shall not be impaired, and (ii) the rights of KDS in such technology, Software and Intellectual Property pursuant to the Amended and Restated License Agreement and Asset Purchase Agreement, each with Radius and dated August 7, 1998, shall not be impaired. Splash shall have no liability to Radius or any of Radius' customers or any of the third parties listed above, including KDS, for such use of the technology embodied by the software and Intellectual Property.

     7.   CONFIDENTIALITY.

          7.1 DEFINITION. For purposes of this Agreement "Confidential Information" shall mean confidential and proprietary information disclosed by one party to the other party hereunder including, without limitation, the Software, Intellectual Property, computer programs, Code, flow charts, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts and strategies, and other information which is marked "Confidential," or if disclosed verbally, identified as confidential at the time of disclosure. The parties acknowledge and agree that all Source Code received by a party hereunder, and any portions thereof, is and are deemed Confidential Information regardless of whether it is identified as confidential and that all information described in the foregoing sentence that is observed by Radius or their employees or independent contractors while at Splash facilities is deemed Confidential Information regardless of whether it is identified as confidential.

          7.2 OBLIGATIONS. Each party agrees to maintain all Confidential Information of the other party in confidence to the same extent that it protects its own similar Confidential Information and to use and disclose such Confidential Information only as permitted under this Agreement. Each


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party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitation disclosing Confidential Information only to its employees and permitted independent contractors (a) with a need to know to further permitted uses of such information and (b) who are parties to appropriate agreements sufficient to comply with this Section 7, and (c) who are informed of the non-disclosure/non-use obligations imposed by this Section 7, and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. Neither party shall be subject to any restrictions with respect to its own Confidential Information.

          7.3 EXCEPTIONS. The foregoing restrictions on disclosure and use shall survive for three (3) years following termination of this Agreement (or, with respect to Source Code, ten (10) years) but shall not apply with respect to any Confidential Information which: (i) was or becomes publicly known by action of the disclosing party or otherwise through no fault of the receiving party;
(ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; (v) the receiving party is requested to disclose by the U.S. government in connection with security and export matters or (vi) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

          7.4 LIMITATION. Although certain information may be generally known in the relevant industry, the fact that the receiving party uses same may not be so known and in such instance would comprise Confidential Information if so characterized. Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which the disclosing party combines them, and the results obtained thereby, are so known and in such instance would also comprise Confidential Information if so characterized.

          7.5 CONFIDENTIALITY OF AGREEMENT. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, or as required by law or regulations, each party agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other, which consent shall not be unreasonably withheld.

     8.   REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

          8.1 RADIUS REPRESENTATIONS AND WARRANTIES. Radius represents and warrants to Splash that, as of the Effective Date:


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               8.1.1     Radius is a corporation duly organized, validly
existing and in good standing under, and by virtue of the laws of the State of California;

               8.1.2 All of the Software constitutes an original work of Radius authored by employees of Radius within the scope of their employment for Radius or by contractors of Radius who have transferred any rights in such Software to Radius;

               8.1.3 It has all requisite ate right, power and authority to enter into this Agreement and grant all of the rights, powers and authorities herein granted;

               8.1.4 The execution, delivery and performance of this Agreement does not contravene any contractual restriction or other restrictions binding on or affecting it;

               8.1.5 Subject to Section 6.3 and Section 8.1.6, Radius has not previously assigned, transferred, conveyed or otherwise encumbered the right, title or interest in the Software or Intellectual Property rights therein;

               8.1.6     Radius has produced a maximum of two hundred fifty
(250) units of Separation Lab for distribution, Radius has sold no more than ONE HUNDRED fifty (150) licenses to use Separation Lab and Radius will deliver the remaining units of Separation Lab to Splash as set forth in Section 3.1.

               8.1.7 Radius is the sole and exclusive owner of the Software, and all Intellectual Property rights therein, free and clear of any liens, charges and encumbrances, and no other person or entity has or shall have any claim of ownership with respect to the Software, and all Intellectual Property rights therein whatsoever;

               8.1.8 Radius has not included any third party software in the Software and no royalties are payable to any third parties for use of the Software.

               8.1.9 Radius has not provided a warranty or support and maintenance rights to Separation Lab to any other person or entity other than KDS or in the ordinary course of the sale of products incorporating the Software technology;

               8.1.10 To Radius' knowledge, the Software does not infringe any rights owned or possessed by any third party, including without limitation any rights with respect to copyrights, trademarks, patents or trade secrets; and

               8.1.11 To Radius's knowledge, no person is infringing any of Radius's Intellectual Property rights in the Software.

               8.1.12 The foregoing representations and warranties are exclusive. SUBJECT TO THE FOREGOING, RADIUS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY AND NONINFRINGEMENT WITH THE EXCEPTION OF
SECTION 8.1.9.  The Software is not error


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free and may not satisfy Splash's requirements.  Radius has no duty to correct, modify or update the Software.  The Software is provided "as is".

          8.2  RADIUS INDEMNIFICATION.

               8.2.1 Radius, at no expense to Splash, shall, at all times, defend, indemnify, save and hold harmless Splash and its affiliates and each of their respective directors, officers, partners, employees, representatives and agents, from and against any and all liabilities, claims, causes of action, suits, damages and expenses, including reasonable attorneys' fees and expenses, interest, fines and penalties which any such entity or person may suffer, be liable for, may incur or be compelled to pay, or is otherwise threatened against such person or entity by reason of any breach by Radius of its representations and warranties set forth in Section 8.1. The indemnification provisions contained in this Section 8.2 shall be Splash's exclusive remedy and exclusive means for obtaining relief in the event of such breach by Radius or their representations and warranties hereunder, except claims relating to the fraud or willful misconduct of Radius.

          8.3 SPLASH REPRESENTATIONS AND WARRANTIES. Splash represents and warrants to Radius that, as of the Effective Date:

               8.3.1 Splash is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware.

               8.3.2 Splash has all requisite legal and corporate power and authority to execute and deliver this Agreement.

               8.3.3 All corporate action on the part of Splash necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Splash hereunder has been taken.

     9.   LIMITATION OF LIABILITY.

          9.1 CONSEQUENTIAL DAMAGES. Under no circumstances shall Splash or Radius be liable to each other for any consequential, special, indirect or incidental damages (including, without limitation, loss of use, data, business or profits) arising out of or under this Agreement or any use or exploitation the Software or Intellectual Property, even if such party has been advised of the possibility of such loss or damage.

          9.2 DAMAGES CAP. Splash's cumulative liability to Radius from all causes of action and all theories of liability under or arising out of this Agreement, whether arising in contract, tort (including but not limited to negligence) or otherwise, will not exceed fifty thousand dollars ($50,000), except for a willful or reckless uncured breach of Section 7; provided that Radius has received the payments required pursuant to Section 5.1. Radius' liability to Splash hereunder shall not exceed two hundred and seventy-five thousand ($275,000) dollars, except for a willful or grossly negligent breach of Section 7 or 8.

     10.  GENERAL PROVISIONS.


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          10.1 NOTICES.  Any notice, request, demand, or other communication required or permitted hereunder shall be in writing and shall be deemed to be properly given upon the earlier of (i) actual receipt by the addressee,
(ii) five (5) business days after deposit in the mail, postage prepaid, or
(iii) three (3) days after deposit in an overnight industry courier, to the respective parties at the addresses first set forth above or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this Section 10.1.

          10.2 PUBLICITY. Neither party shall use the name or describe the products or business of the other party in any publicity, product announcement, brochure, advertising, product labeling, promotion or otherwise for any purpose without the prior written consent of such other party.

          10.3 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. The parties agree that any suit or proceeding brought in connection with, arising out of or relating to, this Agreement shall be instituted only in a court of law located in the County of Santa Clara, State of California, U.S.A. and the parties hereby irrevocably agree and submit to the jurisdiction and venue of any such proceeding and agree that service of process may be effected in the same manner notice is given hereunder.

          10.4 DISPUTE RESOLUTION. Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within sixty (60) days following such notice, the parties have the right to proceed under Section 10.3.

          10.5 FORCE MAJEURE. Neither party shall be deemed to be in default of any provision hereof or be liable for any delay, failure in performance (excepting the obligation to pay) or interruption of service resulting directly or indirectly from act of war, act of God, act of civil or military authority, civil disturbance or any other cause beyond its reasonable control.

          10.6 INDEPENDENT CONTRACTORS. The relationship between Splash and Radius is that of independent contractors. Neither party, nor its agents or its employees shall be deemed to be the agent, partner or franchisor/franchisee of the other party. Neither party shall have the right to bind the other party, transact any business in the other party's name or in its behalf or incur any liability for or on behalf of the other party.

          10.7 ATTORNEYS' FEES. If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all reasonable legal fees and costs associated therewith.

          10.8 ASSIGNMENT. Radius may assign this Agreement in its entirety upon receipt of prior written consent from Splash, however, Radius may assign this Agreement without consent to an entity, with the exception of Electronics For Imaging, Inc. ("EFI") or any corporation formed from a merger or consolidation with EFI that succeeds to all or substantially all of the business or assets of Radius to which this Agreement relates and all such rights and licenses are assigned to such


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successor entity. Splash may assign this Agreement in its entirety; however, any such assignee under this Section 10.8 shall agree in writing to be bound by the terms of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns. Any attempted assignment of rights, duties or obligations hereunder, except in accordance with this Agreement, shall be null and void.

          10.9 AMENDMENT. No provisions of this Agreement may be altered or amended unless such alteration or amendment is in writing and executed by a duly authorized officer of Splash and Radius, except where otherwise specifically provided for in this Agreement.

          10.10 HEADINGS. The headings to the sections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

          10.11 TERMINATION OF SOFTWARE LICENSE AGREEMENT. The Software License Agreement dated January 30, 1996 between Splash and Radius (the "Software License Agreement") is hereby terminated by mutual agreement of the parties. Notwithstanding the foregoing, the provisions of Section 7 of the Software License Agreement shall govern such termination. Subject to Section 3 of this Agreement, Radius shall comply with Section 7(c)(iii) of the Software License Agreement.

          10.12 ENTIRE AGREEMENT. This Agreement, together with its exhibits, constitutes the entire agreement and understanding between the parties relating to the subject matter hereof, supersedes all other agreements, oral or written, heretofore made between the parties with respect to such subject. Neither party is relying on any representation, warranty or agreement not expressly set forth in this Agreement.

          10.13 SEVERABILITY. If any provision in this Agreement should be held illegal or unenforceable by a court having jurisdiction, such illegal or unenforceable provision shall be modified to the extent necessary to render it enforceable without losing its intent, or severed from this Agreement if no such modification is possible, and other provisions of this Agreement shall remain in full force and effect.

          10.14 WAIVER. A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or any subsequent breach thereof.

          10.15 COUNTERPARTS. This Agreement may be executed in counterparts or by facsimile, each of which shall be an original, but all of which together shall constitute one agreement.

          10.16 ATTORNEYS CONSULTED. Both parties have had the opportunity to review and negotiate this Agreement with the advice and assistance of legal counsel and no provision of this Agreement shall be construed against either party because such party or such party's legal counsel drafted such provision.

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          10.16 ATTORNEYS CONSULTED.  Both parties have had the opportunity to review and negotiate this Agreement with the advice and assistance of legal counsel and no provision of this Agreement shall be construed against either party because such party or such party's legal counsel drafted such provision.

          10.17 INJUNCTIVE RELIEF.  Notwithstanding the provisions of Section
10.4 or any other provision of this Agreement, the parties may apply to any court of competent jurisdiction at any time for temporary or permanent injunctive relief under this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Technology Agreement to be executed by their duly authorized representatives as of the Effective Date.

SPLASH TECHNOLOGY HOLDINGS, INC.   RADIUS, INC.

By: /s/ Kevin Macgillvray           By: /s/ Mark Housley
    --------------------------         -----------------------------
          Signature                               Signature

Name: /s/ Kevin Macgillvray         Name: Mark Housley
     -------------------------           ---------------------------
         Print or Type                         Print or Type

Title: CEO                          Title:  CEO
      ------------------------            --------------------------

Date:  12/4/98                      Date:   12/4/98
     -------------------------            --------------------------


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                                      EXHIBIT A



              SEPARATION LAB, PROFILE LAB, PROFILE DATA SETS AND SCRIPTS



See attached.

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